Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT THIRD QUARTER 2008 RESULTS

November 4, 2008 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the third quarter ended September 30, 2008. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $3.9 million of unsecured notes payable to former equity holders. Other than these debt obligations, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Third Quarter of Fiscal 2008 Compared with Third Quarter of Fiscal 2007

Net sales decreased $21.6 million, or 20.4%, from $105.6 million for the third quarter of 2007 to $84.0 million for the same quarter of 2008. Income from operations decreased by $7.9 million, or 43.8%, from $17.9 million for the third quarter of 2007 to $10.0 million for the same quarter of 2008. Net income for Holdings decreased $8.0 million, from $11.5 million for the third quarter of 2007 to $3.5 million in the same quarter of 2008. Net income for Norcraft decreased $7.7 million, from $14.2 million for the third quarter of 2007 to $6.5 million for the same quarter of 2008.

EBITDA (as defined in the attached table) was $14.5 million for the third quarter of 2008 compared to $21.9 million for the same quarter of 2007.

“The slow-down in the general economy and housing industry continues to accelerate as we advance through this year, and has had a dramatic effect on both our sales and profitability. We expect market conditions to continue to be challenging for the foreseeable future. We will continue our aggressive efforts to adjust cost structures to match sales volume,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Thursday, November 6, 2008 at 10:00 a.m. Eastern Time. To participate, dial 800-533-7619 and use the pass code 2562304. A telephonic replay will be available by calling 888-203-1112 and using pass code 2562304.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through five brands: Mid Continent Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	September 30, 2008	December 31, 2007	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$55,119	$28,409	$55,119	$28,409
Trade accounts receivable, net	25,883	26,822	25,883	26,822
Inventories	22,843	24,088	22,843	24,088
Prepaid expenses	1,642	2,139	1,642	2,139

Total current assets	105,487	81,458	105,487	81,458

Property, plant and equipment, net	36,514	39,478	36,514	39,478

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	44,915	48,265	44,915	48,265
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	4,969	6,116	3,086	3,883
Display cabinets, net	8,383	10,074	8,383	10,074
Other	226	227	226	227

Total other assets	255,952	262,141	254,069	259,908

Total assets	$397,953	$383,077	$396,070	$380,844

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,959	$1,959	$—	$—
Accounts payable	9,265	9,786	9,265	9,786
Accrued expenses	23,418	20,279	22,459	20,279

Total current liabilities	34,642	32,024	31,724	30,065

Long-term debt	266,000	260,731	148,000	148,000
Other liabilities	488	453	488	453

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	27,742	42,331	—	—

Members’ equity	69,081	47,538	215,858	202,326

Total liabilities and members’ equity	$397,953	$383,077	$396,070	$380,844

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net sales	$84,020	$105,568	$264,869	$302,022

Cost of sales	58,884	68,789	186,732	199,683

Gross profit	25,136	36,779	78,137	102,339

Selling, general and administrative expenses	15,076	18,884	49,254	55,450

Income from operations	10,060	17,895	28,883	46,889

Other expense (income):
Interest expense, net	6,097	5,957	18,384	17,786
Amortization of deferred financing costs	385	415	1,147	1,163
Other, net	63	62	123	128

Total other expense (income)	6,545	6,434	19,654	19,077

Net income	$3,515	$11,461	$9,229	$27,812

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Companies, L.P.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net sales	$84,020	$105,568	$264,869	$302,022

Cost of sales	58,884	68,789	186,732	199,683

Gross profit	25,136	36,779	78,137	102,339

Selling, general and administrative expenses	15,076	18,884	49,254	55,450

Income from operations	10,060	17,895	28,883	46,889

Other expense (income):
Interest expense, net	3,227	3,298	9,949	9,971
Amortization of deferred financing costs	266	307	797	845
Other, net	63	62	123	128

Total other expense (income)	3,556	3,667	10,869	10,944

Net income	$6,504	$14,228	$18,014	$35,945

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$9,229	$27,812	$18,014	$35,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	4,714	3,886	4,714	3,886
Amortization:
Customer relationships	3,350	3,350	3,350	3,350
Deferred financing costs	1,147	1,163	797	845
Display cabinets	5,192	4,565	5,192	4,565
Provision for uncollectible accounts receivable	965	652	965	652
Provision for obsolete and excess inventory	234	567	234	567
Provision for warranty claims	2,604	2,579	2,604	2,579
Accreted interest on senior notes	7,228	7,444	—	—
Stock compensation expense	166	563	166	563
Gain on involuntary asset disposal (fire)	—	(442)	—	(442)
Loss on disposal of assets	14	150	14	150
Change in operating assets and liabilities:
Trade accounts receivable	(83)	(683)	(83)	(683)
Inventories	1,011	(2,393)	1,011	(2,393)
Prepaid expenses	491	480	491	480
Other assets	(118)	60	(118)	60
Accounts payable and accrued liabilities	753	6,149	(206)	6,149

Net cash provided by operating activities	36,897	55,902	37,145	56,273

Cash flows from investing activities:
Proceeds from sale of property and equipment	5	26	5	26
Insurance proceeds from involuntary asset disposal (fire)	—	496	—	496
Purchase of property, plant and equipment	(2,421)	(5,757)	(2,421)	(5,757)
Additions to display cabinets	(3,382)	(5,783)	(3,382)	(5,783)

Net cash used in investing activities	(5,798)	(11,018)	(5,798)	(11,018)

Cash flows from financing activities:
Payment on term loans to former equity holders	(1,959)	(1,960)	—	—
Repurchase of senior subordinated notes	—	(2,000)	—	(2,000)
Proceeds from issuance of member interests	—	415	—	415
Repurchase of members’ interests	(68)	(716)	(68)	(716)
Distributions to members	(2,336)	(18,183)	(4,543)	(20,624)

Net cash used in financing activities	(4,363)	(22,444)	(4,611)	(22,925)

Effect of exchange rates on cash	(26)	(40)	(26)	(40)

Net increase in cash and cash equivalents	26,710	22,400	26,710	22,290

Cash and cash equivalents, beginning of the period	28,409	3,928	28,409	4,038

Cash and cash equivalents, end of period	$55,119	$26,328	$55,119	$26,328

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,			Twelve Months Ended September 30,
	2008	2007		2008	2007		2008
Net income	$3,515	$11,461	(1)	$9,229	$27,812	(1)	$10,589
Interest expense, net	6,097	5,957		18,384	17,786		24,216
Depreciation	1,587	1,331		4,714	3,886		6,289
Amortization of deferred financing costs	385	415		1,147	1,163		1,524
Amortization of customer relationships	1,116	1,117		3,350	3,350		4,466
Display cabinet amortization	1,701	1,587		5,192	4,565		7,330
State Taxes	60	30		120	90		183

EBITDA	$14,461	$21,898		$42,136	$58,652		$54,597

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,			Twelve Months Ended September 30,
	2008	2007		2008	2007		2008
Net income	$6,504	$14,228	(1)	$18,014	$35,945	(1)	$22,184
Interest expense, net	3,227	3,298		9,949	9,971		13,082
Depreciation	1,587	1,331		4,714	3,886		6,289
Amortization of deferred financing costs	266	307		797	845		1,063
Amortization of customer relationships	1,116	1,117		3,350	3,350		4,466
Display cabinet amortization	1,701	1,587		5,192	4,565		7,330
State Taxes	60	30		120	90		183

EBITDA	$14,461	$21,898		$42,136	$58,652		$54,597

1)	Net income during the three and nine months ended September 30, 2007 includes a gain of $0.4 million from insurance proceeds due to a fire in the Newton, Kansas facility which increased net income and correspondingly increased EBITDA.